Exhibit 99
Investor News	NYSE:PEG

For further information, contact
➢	Kathleen A. Lally, Vice President – Investor Relations	Phone:	973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone:	973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone:	973-430-6596

May 6, 2008

PSEG ANNOUNCES 2008 FIRST QUARTER RESULTS:

$0.85 PER SHARE FROM CONTINUING OPERATIONS

Reflecting Strong Performance of PSEG Power,

Company Reaffirms 2008 Guidance of $2.80-$3.05 Per Share

Public Service Enterprise Group (PSEG) reported today (May 6, 2008) First Quarter 2008 Income from Continuing Operations of $434 million or $0.85 per share as compared to $321 million or $0.63 per share for the First Quarter of 2007. Excluding the premium on bond redemptions of $1 million (related to asset sales) recognized during the first quarter of 2008, Operating Earnings for the first quarter were $435 million or $0.85 per share. Operating earnings were the same as Income from Continuing Operations for the first quarter of 2007. Including Income from Discontinued Operations, PSEG reported Net Income for the First Quarter of 2008 of $448 million or $0.88 per share compared to Net Income for the First Quarter of 2007 of $329 million or $0.65 per share.

Operating Earnings exclude the impact of the sale of certain non-core domestic and international assets. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the first quarter.

PSEG CONSOLIDATED EARNINGS (unaudited)
For the Quarter Ending March 31,
2008 and 2007

	Income ($millions)		Diluted Earnings Per Share
	2008	2007	2008	2007*

Net Income	$448	$329	$0.88	$0.65

Less: Income from Discontinued Ops	(14)	(8)	0.03	0.02

Income From Continuing Ops	$434	$321	$0.85	$0.63

Add: Impact of Asset Sales (Bond Premiums)	1	—	—	—

Operating Earnings (Non-GAAP)	$435	$321	$0.85	$0.63

		Avg. Shares	510M	507M

* Results adjusted to reflect 2:1 stock split effective February 4, 2008.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends.

“Our first quarter results highlight our continued focus on strong operations across the system,” said Ralph Izzo, chairman, president and chief executive officer of PSEG. “Our operational focus allows PSEG to maintain a competitive cost structure and provide a reliable product to our customers. This operational success was complemented by achieving positive outcomes for several regulatory/policy initiatives that help to clarify the role of PSE&G in providing investments in clean, efficient and reliable energy resources.”

Izzo also reaffirmed operating earnings guidance for 2008 of $2.80-$3.05 per share, which represents an 8% improvement (at the mid-point of the range) over 2007’s operating earnings. “The first quarter leads the way. Strong operations and a continuation of supportive energy markets are behind our forecast of solid earnings growth in 2008.”

Our operating earnings guidance by subsidiary for 2008 follows.

2008 Operating Earnings Guidance
($millions)

2008

PSEG Power	$1,040 - $1,140
PSE&G	350 - 370
PSEG Energy Holdings	45 - 60
PSEG Parent	(15) - (10)
Operating Earnings	$1,420 - $1,560
Earnings Per Share	$2.80 - $3.05

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 5 for detail regarding the quarter-over-quarter earnings reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings for the first quarter of 2008 of $275 million ($0.54 per share) compared to operating earnings of $219 million ($0.43 per share) in the first quarter of 2007.

PSEG Power’s margins in the first quarter of 2008 benefited from recontracting at higher prices, and an increase in generation in response to strong market fundamentals. These factors added $0.15 per share to earnings. The nuclear fleet operated in line with expectations at an average capacity factor of 94% during the quarter. Salem no. 2, 57%-owned and operated by PSEG Power, began its refueling and steam generator replacement outage on March 11 and is scheduled to return to service this month. The unit’s operating capacity will increase by 15MW upon its return to service.

Results for the quarter were impacted by a slight decline in margin under the BGSS contract against very strong results reported in the year ago period. More mild winter weather reduced demand which more than offset the effect of higher natural gas prices. This resulted in a $0.01 per share decline in earnings for the quarter. In addition, equity market turmoil in the first quarter resulted in a lower value for some securities held by Power’s nuclear decommissioning trust. Lower trust earnings reduced Power’s earnings by $0.03 per share. Earnings in the quarter were also lower as a result of higher interest expense. This increase in finance costs reduced earnings by $0.01 per share.

PSEG Power’s operating earnings forecast for 2008 reflects the benefit of higher electric power pricing with the expiration of below market contracts. The operation of the competitive energy and capacity auctions has allowed Power to hedge most of its base load coal and nuclear output in 2008. The February 2008 BGS auction contract for $111.50 per MWh will replace the 2005 contract expiring on June 1. This improvement in pricing will be offset somewhat by higher fuel costs, and an anticipated decline in BGSS-related margins for the full year following very strong results in 2007.

William Levis, president and chief operating officer of PSEG Power, indicated that he’s “extremely pleased with work by PSEG Power’s employees. This focus and dedication support existing operations, and represent critical elements of success as Power looks to pursue growth in the business”.

PSE&G

PSE&G reported operating earnings of $136 million ($0.26 per share) for the first quarter compared with operating earnings of $131 million ($0.26 per share) for the first quarter of 2007.

The results for the quarter were affected by a number of factors. Weather conditions during the quarter were mild relative to normal, and relative to a year ago. Degree Days were 6.6% warmer than normal during the first quarter versus 1.9% colder than normal last year. More mild weather conditions reduced demand for gas and lowered earnings comparisons by $0.02 per share. The abnormal weather conditions had only a nominal impact on electric demand and earnings. PSE&G’s results were also affected by a slight increase in operating and maintenance expense of 2.3% which reduced earnings comparisons by $0.01 per share.

These items were fully offset by a decline in the tax rate during the quarter. PSE&G’s tax rate was lower during the quarter as a result of an IRS approved refund claim at PSEG for earlier tax years. This adjustment added $0.04 per share to PSE&G’s earnings.

PSE&G is expected to experience a modest decline in 2008’s operating earnings. A forecast decline in transmission peak revenues is expected to have an impact on revenue and earnings. Results will also reflect an increase in financing costs associated with higher capital outlays, and operating and maintenance costs tied to training-related expenses.

The quarter was marked by the successful resolution of three key regulatory initiatives. The Federal Energy Regulatory Commission (FERC) approved PSE&G’s incentive rate request on its planned $600-$650 million investment in the 500kV Susquehanna to Roseland transmission line. FERC, in March 2008, also supported PSE&G’s filing to classify as transmission (rather than distribution) certain 69kV transmission facilities that PSE&G will construct. PSE&G also recently received approval from the NJ Board of Public Utilities (BPU) for its $105 million solar initiative. This program will support the installation of 30MW of solar capacity over a two-year period.

Ralph LaRossa, president and chief operating officer of PSE&G, said “the support shown by our key regulatory agencies for these important initiatives lays the groundwork for our long-term capital programs.”

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $29 million ($0.06 per share) versus an operating loss of $11 million (($0.02) per share) during the first quarter of 2007. Operating earnings exclude the impact of SAESA which was discontinued for accounting purposes in the fourth quarter of 2007.

The improvement in operating earnings for the quarter was largely influenced by factors affecting the earnings comparisons for Holdings’ Global subsidiary. A decline in forward spark spreads, as compared to the prior year, led to MTM gains of $1.8 million in the first quarter of 2008 versus a loss of $19.0 million in the first quarter of 2007, improving reported earnings by $0.04 per share. The Texas generating units performed in line with year ago results. Global’s earnings comparisons were also affected by international asset sales which closed during 2007. The absence of this income in 2008 reduced earnings comparisons by $0.03 per share.

These items were offset by a decline in interest expense during the first quarter which improved earnings by $0.02 per share. Global also experienced a benefit from an IRS approved refund claim at PSEG for earlier tax years. This reduction in taxes improved Global’s earnings comparisons by $0.06 per share. Earnings from Holdings’ Resources subsidiary were flat against year ago results.

PSEG Energy Holdings’ operating income is expected to decline in 2008. The outlook reflects the loss of earnings from the sale of Chilquinta and Luz del Sur in 2007. Holdings’ operating earnings could also be affected by the need to reverse a portion of the cumulative mark to market gain booked under the Texas generating assets long term contract which expires at the end of 2010.

Holdings continues to move forward on plans to exit its international businesses. The sale of Global’s investment in SAESA, announced in December 2007, is expected to close in the third quarter of 2008.

Regarding income tax claims relative to certain of Holdings’ leveraged lease investments, there have been two recent court decisions involving other entities. One case, which was on appeal, has been decided in favor of the government. The other case involves a jury verdict that is currently in dispute. Based on these developments, PSEG anticipates that, absent reaching an agreement with the IRS to resolve the issue, a decision to proceed to litigation may occur in 2008. It is also possible that we will revisit our reserve levels for these lease transactions which could result in a material charge to earnings.

PSEG expects that it could have $3 billion of cash available through the end of 2011 to pursue disciplined growth of its businesses through acquisition, construction or other development projects or to re-purchase common stock. It is possible, however, that the amount of cash flow required to pursue resolution of Holdings’ tax claims may occur sooner and may be larger than initially contemplated in our long range forecast of cash available through 2011. Management believes that any financing activity that may be required to pursue resolution of these claims can occur with manageable impact to PSEG’s key credit metrics.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse Changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.

•	Any inability of our energy transmission and distribution businesses to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.

•	Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.

•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.

•	Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.

•	Any inability to balance our energy obligations, available supply and trading risks.

•	Any deterioration in our credit quality.

•	Any inability to realize anticipated tax benefits or retain tax credits.

•	Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.

•	Delays or cost escalations in our construction and development activities.

•	Adverse capital market performance of our decommissioning and defined benefit plan trust funds.

•	Changes in technology and/or increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Results by Subsidiary
(Unaudited)

	For the Quarters Ended March 31,

	2008	2007

Earnings Results (in Millions)

PSEG Power	$275	$219
PSE&G	136	131
PSEG Energy Holdings
PSEG Global	15	(27)
PSEG Resources	14	17
PSEG Energy Holdings	—	(1)

Total PSEG Energy Holdings	29	(11)

PSEG	(5)	(18)

Operating Earnings	$435	$321

Impact of Asset Sales (Bond Premiums)	(1)	—

Income from Continuing Operations	$434	$321

Discontinued Operations	14	8

PSEG Net Income	$448	$329

Fully Diluted Average Shares Outstanding (in Millions)	510	507

Per Share Results (Diluted)

PSEG Power	$0.54	$0.43
PSE&G	0.26	0.26
PSEG Energy Holdings
PSEG Global	0.03	(0.05)
PSEG Resources	0.03	0.03
PSEG Energy Holdings	0.00	0.00

Total PSEG Energy Holdings	0.06	(0.02)

PSEG	(0.01)	(0.04)

Operating Earnings	$0.85	$0.63

Impact of Asset Sales (Bond Premiums)	—	—

Income from Continuing Operations	$0.85	$0.63

Discontinued Operations	0.03	0.02

PSEG Net Income	$0.88	$0.65

Note 1:

Net Income includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended March 31, 2008 and 2007.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Quarter Ended March 31, 2008

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$3,803	$(1,332)	$2,375	$2,618	$142

OPERATING EXPENSES
Energy Costs	2,124	(1,331)	1,589	1,793	73
Operation and Maintenance (c)	631	(6)	239	360	38
Depreciation and Amortization	194	4	38	143	9
Taxes Other Than Income Taxes	43	—	—	43	—

Total Operating Expenses	2,992	(1,333)	1,866	2,339	120

Income from Equity Method Investments	12	—	—	—	12

OPERATING INCOME	823	1	509	279	34

Other Income and Deductions	(1)	(3)	(5)	4	3
Interest Expense	(153)	(6)	(42)	(81)	(24)
Preferred Securities Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	668	(8)	462	201	13

Income Tax (Expense) Benefit	(234)	3	(187)	(65)	15

INCOME (LOSS) FROM CONTINUING OPERATIONS	434	(5)	275	136	28

Discontinued Operations, net of tax	14	—	—	—	14

NET INCOME (LOSS)	$448	$(5)	$275	$136	$42

Discontinued Operations, net of tax	(14)	—	—	—	(14)
Impact of Asset Sales (Bond Premiums), net of tax	1	—	—	—	1

OPERATING EARNINGS (LOSS)	$435	$(5)	$275	$136	$29

	For the Quarter Ended March 31, 2007

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$3,508	$(1,275)	$2,149	$2,486	$148

OPERATING EXPENSES
Energy Costs	1,977	(1,272)	1,488	1,665	96
Operation and Maintenance (c)	595	(6)	238	325	38
Depreciation and Amortization	192	3	34	145	10
Taxes Other Than Income Taxes	43	—	—	43	—

Total Operating Expenses	2,807	(1,275)	1,760	2,178	144

Income from Equity Method Investments	27	—	—	—	27

OPERATING INCOME	728	—	389	308	31

Other Income and Deductions	36	(4)	22	4	14
Interest Expense	(182)	(25)	(37)	(81)	(39)
Preferred Securities Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	581	(29)	374	230	6

Income Tax (Expense) Benefit	(260)	11	(155)	(99)	(17)

INCOME (LOSS) FROM CONTINUING OPERATIONS	321	(18)	219	131	(11)

Discontinued Operations, net of tax	8	—	(6)	—	14

NET INCOME (LOSS)	$329	$(18)	$213	$131	$3

Discontinued Operations, net of tax	(8)	—	6	—	(14)

OPERATING EARNINGS (LOSS)	$321	$(18)	$219	$131	$(11)

(a) Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b) Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended March 31, 2008 and 2007.

(c) Increase at PSE&G primarily from increased SBC expenses due to increased collection of clause revenues.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	March 31, 2008	December 31, 2007

DEBT
Commercial Paper and Loans	$128	$65
Long-Term Debt (a)	6,980	7,690
Securitization Debt (a)	1,668	1,708
Project Level, Non-Recourse Debt (a)	373	387

Total Debt	9,149	9,850

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,742	4,732
Treasury Stock	(483)	(478)
Retained Earnings	3,523	3,261
Accumulated Other Comprehensive Loss	(436)	(216)

Total Common Stockholders’ Equity	7,346	7,299

Total Capitalization	$16,575	$17,229

(a) Includes amounts due within one year.

Note 1:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2008

The debt to capitalization ratio calculated under PSEG’s credit agreements as of March 31, 2008 was 47.1%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($373 million) and securitization debt ($1.668 billion). It also includes capital lease obligations ($46 million), and certain other obligations such as guarantees and letters of credit ($59 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($167 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($493 million) related to the mark-to-market of energy contracts.

2007

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2007 was 49.9%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($387 million) and securitization debt ($1.708 billion). It also includes capital lease obligations ($47 million), and certain other obligations such as guarantees and letters of credit ($55 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($167 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($250 million) related to the mark-to-market of energy contracts.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Quarters Ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$448	$329
Adjustments to Reconcile Net Income to Net Cash Flows (a)
From Operating Activities	595	619

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,043	948

NET CASH USED IN INVESTING ACTIVITIES	(262)	(233)

NET CASH USED IN FINANCING ACTIVITIES	(911)	(381)

Net Increase (Decrease) in Cash and Cash Equivalents	(130)	334

Cash and Cash Equivalents at Beginning of Period	381	106

Cash and Cash Equivalents at End of Period	$251	$440

(a) Includes changes in working capital of $400 million and $440 million for 2008 and 2007, respectively. Changes in working capital are primarily attributable to BGSS cash flows at PSEG Power. The 2008 changes in working capital declined slightly due to cash tax payments at PSEG Energy Holdings related to 2007 asset sales, partially offset by increased cash collections at PSE&G.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
March 31, 2008 vs. March 31, 2007
(Unaudited)

PSEG 1st Quarter 2007 Net Income			$0.65

Discontinued Operations - SAESA and Lawrenceburg			(0.02)

PSEG 1st Quarter 2007 Income from Continuing Operations			$0.63

			B/(W	)

PSEG Power

1st Quarter 2007		$0.43

Recontracting and Strong Markets	0.15
BGSS	(0.01)
Mark-to-Market (MTM)	0.01

Margin		0.15
Interest expense		(0.01)
Other Income and Deductions (NDT)		(0.03)

1st Quarter 2008		$0.54	$0.11

PSE&G

1st Quarter 2007		$0.26

Weather - Gas		(0.02)
O&M		(0.01)
Other		(0.01)
Effective Tax Rate		0.04

1st Quarter 2008		$0.26	$—

PSEG Energy Holdings

1st Quarter 2007		$(0.02)

Global - Effective Tax Rate		0.06
Global - Texas Generation Facilities - MTM		0.04
Global - Interest Expense		0.02
Global - Gain on sale of Tracy ‘07		(0.01)
Global - Konya-Ilgin Settlement in ‘07		(0.01)
Global - Earnings on Chilquinta and Luz Del Sur in ‘07		(0.02)
Resources - Effective Tax Rate		0.01
Resources - CBO Settlement in ‘07		(0.01)

1st Quarter 2008		$0.06	$0.08

Public Service Enterprise Group

1st Quarter 2007		$(0.04)

Interest Expense Savings		0.03

1st Quarter 2008		$(0.01)	$0.03

PSEG 1st Quarter 2008 Income from Continuing Operations			$0.85

Discontinued Operations - SAESA			0.03

PSEG 1st Quarter 2008 Net Income			$0.88

Attachment 6

PSEG Power
Generation Measures
(Unaudited)

	GWhr Breakdown		% Generation by Fuel Type

	Quarters Ended March 31,		Quarters Ended March 31,

	2008	2007	2008	2007

Nuclear - NJ	4,835	5,011	35%	39%
Nuclear - PA	2,429	2,445	18%	19%

Total Nuclear	7,264	7,456	53%	58%

Fossil - Coal - NJ	1,342	1,098	10%	8%
Fossil - Coal - PA	1,579	1,295	11%	10%
Fossil - Coal - CT	772	783	6%	6%

Total Coal	3,693	3,176	27%	24%

Fossil - Oil & Natural Gas - NJ	2,327	1,417	17%	11%
Fossil - Oil & Natural Gas - NY	376	622	3%	5%
Fossil - Oil & Natural Gas - CT	75	273	0%	2%

Total Oil & Natural Gas	2,778	2,312	20%	18%

Fossil - Pumped Storage	(33)	(34)	0%	0%

	13,702	12,910	100%	100%

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
(Unaudited)
March 31, 2008

Electric Sales and Revenues
	Quarter	Change vs.	Year	Change vs.
Sales (millions kwh)	Ended	2007	Ended	2007
Residential	3,198	-1.4%	13,912	2.6%
Commercial	6,026	2.2%	24,875	3.0%
Industrial	1,274	-1.8%	5,599	-2.8%
Street Lighting	103	1.1%	370	-0.7%
Interdepartmental	4	-5.4%	14	0.7%
Total	10,605	0.6%	44,770	2.1%

Revenue (in millions)
Residential	$456	9.5%	$2,038	14.4%
Commercial	576	11.4%	2,642	12.0%
Industrial	75	6.3%	359	11.3%
Street Lighting	20	5.7%	74	5.2%
Other	91	21.7%	375	23.4%
Total	$1,218	10.9%	$5,488	13.5%

Gas Sold and Transported
	Quarter	Change vs.	Year	Change vs.
Sales (millions therms)	Ended	2007	Ended	2007
Residential Sales	653	-5.4%	1,394	4.5%
Commercial - Firm Sales	237	-6.8%	512	1.4%
Commercial - Interr. & Cogen	17	25.0%	45	-11.7%
Industrial - Firm Sales	19	-6.3%	40	3.5%
Industrial - Interr. & Cogen	62	292.2%	260	115.4%
Other Operating Revenues	-	-34.7%	1	-15.9%
Total	988	-0.6%	2,252	9.8%

Gas Transported	385	6.9%	1,269	4.1%

Revenue (in millions)
Residential Sales	$599	-5.4%	$1,278	1.9%
Commercial - Firm Sales	239	5.5%	490	11.1%
Commercial - Interr. & Cogen	16	39.8%	41	-3.6%
Industrial - Firm Sales	19	5.9%	39	11.9%
Industrial - Interr. & Cogen	63	288.9%	300	87.7%
Other Operating Revenues	33	-3.7%	137	2.0%
Total	$969	3.2%	$2,285	10.5%

Gas Transported	431	-4.0%	852	6.3%

	Quarter	Change vs.	Year	Change vs.
Weather Data	Ended	2007	Ended	2007
Degree Days - Actual	2,422	-7.3%	4,604	3.5%
Degree Days - Normal	2,592		4,845

THI Hours - Actual	0	-100.0%	15,526	-0.6%
THI Hours - Normal	38		14,826

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures
(Unaudited)

	For the Quarters Ended
	March 31
	2008	2007
Weighted Average Common Shares Outstanding (000's)
Basic	508,490	505,784
Diluted	510,107	506,712

Stock Price at End of Period	$40.19	$41.52

Dividends Paid per Share of Common Stock	$0.3225	$0.2925

Dividend Payout Ratio*	41.0%	58.5%

Dividend Yield	3.0%	2.8%

Price/Earnings Ratio*	13.7	21.2

Rate of Return on Average Common Equity*	21.1%	15.0%

Book Value per Common Share	$14.45	$14.40

Market Price as a Percent of Book Value	278%	288%

Total Shareholder Return	-17.6%	26.1%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
March 31, 2008

2008 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4

Power	$2.7
Holdings	1.8
Total	$4.5	$-	$-	$-
Year-to-
Date

$2.7
1.8
$4.5

EPS Impact	Q1	Q2	Q3	Q4

Power	$0.01	$-	$-	$-
Holdings	-	-	-	-
Total	$0.01	$-	$-	$-
Year-to-
Date

$0.01
-
$0.01

2007 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4

Power	$(0.6)	$(9.5)	$4.4	$(0.4)
Holdings	(19.0)	16.4	13.2	5.5
Total	$(19.6)	$6.9	$17.6	$5.0
Year-to-
Date

$(6.2)
16.1
$9.9

EPS Impact	Q1	Q2	Q3	Q4

Power	$-	$(0.02)	$0.01	$-
Holdings	(0.04)	$0.03	0.03	0.01
Total	$(0.04)	$0.01	$0.04	$0.01
Year-to-
Date

$(0.01)
0.03
$0.02

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
PSEG Liquidity
(Unaudited, $ Millions)

PSEG Liquidity as of March 31, 2008

							Available
Company	Facility	Expiration	Total		Primary Purpose	Usage at	Liquidity
		Date	Facility			3/31/2008	3/31/2008
PSEG	5-year Credit Facility	Dec-12	$1,000	[1]	CP Support /Funding/LCs	$46	$954

	Uncommitted Bilateral	N/A	N/A		Funding	-	N/A
	Agreement
Power	5-Year Credit Facility	Dec-12	1,600	[2]	Funding/LCs	505	1,095

	Bilateral Credit Facility	Mar-10	100		Funding/LCs	69	31
PSE&G	5-year Credit Facility	Jun-12	600	[3]	CP Support /Funding/LCs	128	472

	Uncommitted Bilateral	N/A	N/A		Funding	-	N/A
	Agreement
Energy	5-year Credit Facility	Jun-10	150		Funding/LCs	22	128
Holdings
		Total	$3,450			$770	$2,680

					PSE&G Short Term Investment		$21
					PSEG Short Term Investment		144
					Total Liquidity Available		$2,845

1 PSEG Facility reduced by $47 million in 2012
2 Power Facility reduced by $75 million in 2012
3 PSE&G Facility reduced by $28 million in 2012